Exhibit 10.1

Execution Copy

MUTUAL TERMINATION AGREEMENT

THIS MUTUAL TERMINATION AGREEMENT (this “Termination Agreement”) is made and entered into as of October 9, 2026, by and among Copley Acquisition Corp, a Cayman Islands exempted company (“SPAC”), Ignite Proteomics Holdings, Inc., a Delaware corporation (“Pubco”), Ignite Merger Sub I Inc., a Delaware corporation (“SPAC Merger Sub”), Ignite Merger Sub II LLC, a Delaware limited liability company (“Company Merger Sub”), Ignite Proteomics, LLC, a Delaware limited liability company (the “Company”), Jeffrey M. Busch, solely in the capacity as the Seller Representative (the “Seller Representative”), and Chibo Tang, solely in the capacity as the SPAC Representative (the “SPAC Representative”, together with SPAC, Pubco, SPAC Merger Sub, Company Merger Sub, the Company and the Seller Representative, the “Parties” and each, a “Party”).

RECITALS

WHEREAS, the Parties are party to that certain Business Combination Agreement, dated June 10, 2026 (as may be amended from time to time, the “BCA”);

WHEREAS, pursuant to Section 8.1(a) of the BCA, the BCA may be terminated by the mutual written consent of SPAC and the Company;

WHEREAS, pursuant to Section 8.1(b) of the BCA, the BCA may be terminated by either SPAC or the Company if the conditions to Closing have not been satisfied or waived by September 30, 2026 (the “Outside Date”), as automatically extended for one (1) thirty (30) day period pursuant to the terms of Section 8.1(b) of the BCA; and

WHEREAS, the board of directors of each of SPAC and Pubco, and the board of managers of the Company, have each determined that it is in the best interest of their respective entities and their respective equity holders to terminate the BCA in accordance with the terms hereof.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the BCA.

2. Termination. Pursuant to Section 8.1(a) of the BCA, SPAC and the Company hereby agree and acknowledge by mutual written consent that the BCA and all rights, obligations and liabilities of the Parties thereunder are hereby irrevocably terminated effective immediately and of no further force and effect (the “Termination”), and none of the Parties shall have any further rights, remedies, liabilities, duties or obligations under or in connection with the BCA. Notwithstanding the foregoing or anything to the contrary contained in the BCA, the Parties hereby agree that only Sections 6.14, 6.15, 8.2, 9.1 and Article X of the BCA shall survive the Termination. The Parties also acknowledge and agree that each Ancillary Document (as defined in the BCA), including, without limitation, the Seller Support Agreements, the Insider Letter Amendment, the Lock-Up Agreements, and each other document contemplated by or entered into in connection with the BCA, shall be automatically terminated, without further action on the part of the parties thereto, concurrent with the termination of the BCA pursuant hereto.

3. Representations and Warranties. Each Party represents and warrants to the other Parties that: (a) such Party has all requisite power and authority to enter into this Termination Agreement and to take the actions contemplated hereby; (b) the execution and delivery of this Termination Agreement and the actions contemplated hereby have been duly authorized by all necessary corporate or other action on the part of such Party; and (c) this Termination Agreement has been duly executed and delivered by such Party and, assuming the due authorization, execution and delivery by the other Parties, constitutes a legal, valid and binding obligation of such, enforceable against such Party in accordance with its terms, subject to the Enforceability Exceptions.

4. Expenses. Notwithstanding anything to the contrary contained in the BCA including, without limitation, Section 8.3 of the BCA, all fees, costs and expenses incurred in connection with the BCA, the transactions contemplated by the BCA, this Termination Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses.

5. Mutual Releases.

a. As of the date of this Agreement (the “Effective Time”), each of SPAC, Pubco, SPAC Merger Sub, Company Merger Sub and SPAC Representative, on behalf of itself and their respective direct and indirect subsidiaries, predecessors, successors, assigns, partners, members, stockholders, principals, officers, directors, employees, representatives, attorneys, affiliates, insurers, agents, trustees, parent companies (collectively, the “SPAC Releasing Parties”), hereby release and forever waive, acquit, and discharge the Company and Seller Representative and its direct and indirect subsidiaries, predecessors, successors, assigns, partners, members, stockholders, principals, officers, directors, employees, representatives, attorneys, affiliates, insurers, agents, trustees, and parent companies (collectively, the “Company Released Parties”) from any and all claims, defenses, counterclaims, cross-claims, demands, liens, actions, suits, causes of action, administrative claims or procedures, obligations, controversies, debts, costs, attorneys’ fees, expenses, damages, judgments, offsets, set-offs, recoupments, orders, and liabilities of whatever kind or nature at law, in equity, or otherwise (collectively, “Claims”), including any obligations purported required of any of the Company Released Parties under the BCA, whether now known or unknown, discovered or undiscovered, suspected or unsuspected, including those that were or could have been asserted, and whether or not concealed or hidden, which have existed or may have existed, or which do exist or which hereafter can, shall or may exist, based on any facts, events, or omissions occurring from the beginning of time to the Effective Time relating to Claims in which any of the SPAC Releasing Parties ever had, now have, or hereafter can, shall, or may have against any of the Company Released Parties relating to the BCA and the transactions contemplated by the BCA, other than any Claims under this Agreement.

b. As of the date of this Agreement (the “Effective Time”), each of the Company and the Seller Representative, on behalf of itself and their respective direct and indirect subsidiaries, predecessors, successors, assigns, partners, members, stockholders, principals, officers, directors, employees, representatives, attorneys, affiliates, insurers, agents, trustees, parent companies (collectively, the “Company Releasing Parties”), hereby release and forever waive, acquit, and discharge SPAC, Pubco, SPAC Merger Sub, Company Merger Sub and SPAC Representative and their respective direct and indirect subsidiaries, predecessors, successors, assigns, partners, members, stockholders, principals, officers, directors, employees, representatives, attorneys, affiliates, insurers, agents, trustees, and parent companies (collectively, the “SPAC Released Parties”) from any and all Claims, including any obligations purported required of any of the SPAC Released Parties Company under the BCA, whether now known or unknown, discovered or undiscovered, suspected or unsuspected, including those that were or could have been asserted, and whether or not concealed or hidden, which have existed or may have existed, or which do exist or which hereafter can, shall or may exist, based on any facts, events, or omissions occurring from the beginning of time to the Effective Time relating to Claims in which any of the Company Releasing Parties ever had, now have, or hereafter can, shall, or may have against any of the SPAC Released Parties relating to the BCA and the transactions contemplated by the BCA, other than any Claims under this Agreement.

6. Entire Agreement. This Termination Agreement is the entire agreement and understanding between and among the Parties with respect to the Termination.

7. Miscellaneous. Article X of the BCA is hereby incorporated by reference and shall apply mutatis mutandis as if set forth at length herein. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Termination Agreement.

[signature page follows]

IN WITNESS WHEREOF, the Parties have executed and delivered this Termination Agreement as of the date and year first written above.

SPAC:

COPLEY ACQUISITION CORP

By:	/s/ Chibo Tang
Name:	Chibo Tang
Title:	Co-Chief Executive Officer

Pubco:

IGNITE PROTEOMICS HOLDINGS, INC.

By:	/s/ Chibo Tang
Name:	Chibo Tang
Title:	President

SPAC Merger Sub:

IGNITE MERGER SUB I INC.

By:	/s/ Chibo Tang
Name:	Chibo Tang
Title:	President

Company Merger Sub:

IGNITE MERGER SUB II LLC

By:	/s/ Chibo Tang
Name:	Chibo Tang
Title:	President

SPAC Representative:

By:	/s/ Chibo Tang
Name:	Chibo Tang

[Signature page to Mutual Termination Agreement]

Company:

IGNITE PROTEOMICS, LLC

By:	/s/ Jeffrey M. Busch
Name:	Jeffrey M. Busch
Title:	Chief Executive Officer

Seller Representative:

By:	/s/ Jeffrey M. Busch
Name:	Jeffrey M. Busch

[Signature page to Mutual Termination Agreement]